Item 77Q3(a)(i)

Disclose the conclusions of the registrant’s principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, about the effectiveness of the registrant’s disclosure controls and procedures based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of the report that includes the disclosure required by this paragraph.

Not Applicable

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Item 77Q3(a)(ii)

There were no significant changes in the registrant’s internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

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EX-99.77Q3 CERT

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Donald C. Burke, Chief Financial Officer of MuniHoldings Michigan Insured Fund II, Inc., certify that:

1.

I have reviewed this report on Form N-SAR of MuniHoldings Michigan Insured Fund II, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.

Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 27, 2002

_/s/ Donald C. Burke________

(Donald C. Burke

Chief Financial Officer of MuniHoldings Michigan Insured Fund II, Inc.)

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